EXHIBIT NO. 99.1

SHEARSON FINANCIAL NETWORK INC. OBTAINS ORDER FOR POST- PETITION FINANCING.

LAS VEGAS, August 28, 2008  -- Shearson Financial Network, Inc. (PINKSHEETS: SHSN)  (the Company) obtained an Order on August 11, 2008 authorizing the company to obtain up to $500,000 in post- petition financing.

Harry R. Kraatz, the company’s newly appointed Chairman and Chief Executive Officer stated that the convertible loan will help provide an opportunity to restructure the Company’s balance sheet and implement a revised strategic plan.

On August 21, 2008,  Shearson Financial Network, Inc., a Nevada corporation,  debtor and debtor-in-possession, by and through its attorneys, the law firm of Gordon Silver, designated Harry R. Kraatz as the natural person responsible for the duties and obligations of the Debtor in its bankruptcy case.

About Shearson Financial Network, Inc.

Shearson Financial Network, Inc., (The "Company") is a direct-to-consumer mortgage broker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans").

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Form 10-K and other SEC filings.

Contact:
SHEARSON FINANCIAL NETWORK, Inc.
(415) 296-5127